EXHIBIT E (3)

          Form of Group Life Insurance Application (14GAPP0397NJ)

VARIABLE ADMINISTRATIVE OFFICES:
One Alico Plaza, Wilmington, Delaware  19899
P.O. Box 8718, Wilmington, DE  19899

                           LIFE INSURANCE APPLICATION

1. PROPOSED  First  Middle   Last   Date of Birth Age  Sex   Place of Birth
   INSURED  ______________________  _____________ ____ ___   ______________
                                     mo. day  yr.


 Address                            City                       State      Zip
 ------------------------------------------------------------------------------
 Social Security No. __________ Citizenship ____ U.S.  Other (Country)_________

 Telephone                 Occupation and Duties:______________________________
 Home (     )                                      Employer: __________________
      ------------------------------
 Business (     )                         Address:    ________________________
          -----------------

-------------------------------------------------------------------------------

2. OWNER  First  Middle Last   Social Security or Tax I.D. No.
(if other _____________________________________________________________________
than           Address       City              State                     Zip
proposed  _____________________________________________________________________
insured)      If  a  contingent  owner  is  desired,   indicate  in  special
instructions below.
-------------------------------------------------------------------------------

3. BENEFICIARY     Primary                                     Relationship
                  -------------------------------------------------------------
                           Contingent                         Relationship
                  -------------------------------------------------------------
-------------------------------------------------------------------------------


4. PLAN    Plan _________________  Insurance Amount $ _________________
SELECTION  $_________Waiver or Premium Accidental Death $ ___________ Waiver of
           Specified Premium $ __________ Other _________________

           Death Benefit  Option:_____  Universal Life - Option A  (increasing)
                                 _____  Variable  Life - Option  I (level)
                                 _____  Universal  Life -  Option  B(level)
                                 _____  Variable Life - Option II (enhanced)
-------------------------------------------------------------------------------


5. PREMIUM Premium Paid with Application $ _____ must be at least two months premium for the plan and
                                                 insurance amount applied for)
   Universal Life or Variable Life only:
   Planned Initial Premium  $ ___________   Planned Periodic Payment $ ________
   Frequency:_____ Annual _____ Semi-Annual ______ Quarterly _____ Other ______

-------------------------------------------------------------------------------

6. OTHER       Life Insurance now in force: Company  Amount Plan  Year Issued
IMPORTANT      (if none, so state)
INFORMATION

YES  or   NO

          a. Have you ever had a request for life or disability insurance declined, postponed, rated, or restricted in any way, or are any other applications for insurance pending or contemplated?

          b. Will the policy applied for replace or change any existing life insurance or annuity?

          c. Within the past two years have you flown or taken instruction as a pilot, or engaged in any kind of racing, scuba or sky diving, hang gliding, or do you intend to?

          d. Within the past five years have you used amphetamines, narcotics, barbiturates, hallucinogens, cocaine, or marijuana, or received treatment for drug or alcohol use?

          e. Have you ever had your driver's license restricted or revoked? Driver's License No._____ _____

          f. Proposed Insured's Height _____ ft. ______ in. Weight ______ lbs. Any weight loss in last year?

          g. Within the past 12 months have you smoked cigarettes or used any other tobacco products?

          h.   Do you intend to reside or travel outside the United States?

                  Give details to "YES" responses to questions 6a through 6h.


-------------------------------------------------------------------------------
HOME OFFICE AMENDMENTS AND CORRECTIONS SPECIAL INSTRUCTIONS (for home office use
only         where          permitted         by         state          statute)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
7.       Have you within the past 5 years:  YES NO

          a. Consulted a physician for any reason; had an electrocardiogram or other diagnostic tests?

          b. Been in a clinic, hospital, or medical facility for observation or treatment?

          c. Been advised to have any diagnostic test, hospitalization, or surgery which was not done?

-------------------------------------------------------------------------------

8. Within the past 10 years, have you ever had or been treated for or had indication of:

a.   Cancer, stroke, or heart attack? _

b. Diabetes, glandular disorder, enlarged lymph nodes, epilepsy, or any other mental or nervous disorder?

c. Chest pain, high blood pressure, heart murmur, or other circulatory or blood disorder?

d.   Kidney,  urinary or reproductive disorder, or sexually transmitted disease?

e.   Liver or gastro-intestinal disorder?

f.    Asthma, emphysema, or other respiratory disorder?

g. Loss of vision, amputation, deformity, arthritis, or other musculo-skeletal disorder?

----------------------------------------------------------------------------

9.       Any family history of diabetes or heart disease?

-----------------------------------------------------------------------------

10.      FAMILY HISTORY       AGE IF     STATE OF  AGE AT   CAUSE OF
                              LIVING      HEALTH   DEATH    DEATH

         FATHER
         MOTHER
         BROTHERS & SISTERS
             No. Living
             No. Dead
-------------------------------------------------------------------------------

11. Have you ever had or been told you have:
         a.  "AIDS" (Acquired Immune Deficiency Syndrome)?
         b.  "AIDS" Related Complex (ARC)?
         c.  Tested positive for antibodies to the "AIDS"
             (Human T-Cell Lymphotropic, Type III;
             HTLV-III) Virus?

-------------------------------------------------------------------------------

12.       Are you presently taking any medication?

INSTRUCTIONS: Give full details for all "YES" answers to questions 7 to 12. Give dates, treatment, duration of illness, and names and addresses of all attending physicians and medical facilities.

-------------------------------------------------------------------------------

13.       Personal Physician: (If none, so state)
         Name___________________________
         Address_________________________
         Date and Reason Last Seen__________
         ================================

-------------------------------------------------------------------------------

I hereby represent all my statements and answers to the above questions to be correct and true to the best of my knowledge and belief. This application and any amendments shall be a part of any contract issued by the Company. No medical examiner or agent can make or change a contract or waive any of the Company's rights or requirements. Unless otherwise provided by the Receipt for Conditional Temporary Insurance, if applicable, no policy will take effect unless and until while the insured is living, the application is approved, the full initial premium is paid, the policy is delivered and accepted by the owner, and answers and statements in this application continue to be complete and true at the time of such payment and acceptance. Acceptance of any policy issued based on this application will be a ratification of any amendments or corrections noted by AIG Life Insurance Company in the space headed "Home Office Amendments and Corrections," except that if required by state statute or regulation, any change in amount, age, plan of insurance, additional benefits, or classification must be agreed to in writing.

I  authorize  any  physician  or  medical  professional,   hospital,  clinic  or
medically-related facility, insurer or reinsurer, Veterans Administration facility, the Medical Information Bureau, Inc., consumer reporting agency, employer  or  person,  to  disclose  to  AIG  Life  Insurance  Company  and  its reinsurers, medical and other information pertaining to me for use in determining insurability. I authorize all such sources, except the MIB, Inc. to give such information to any insurance support organization authorized by AIG Life Insurance Company to collect and transmit such information. I agree that this authorization shall be valid from the date signed for a period of 2 1/2 years. I agree that a photocopy of this authorization shall be as valid as the original. I understand that a copy is available to me upon request. I hereby acknowledge receipt of the Notice to Applicant Part One and Part Two.

SIGNED AT ____________________________      ON _______________________________
                  (City, State)
                                             (Signature of Proposed Insured
                                             or Parent if a Minor)

  ________________________________________________
  (Signature of Owner if other than Proposed Insured)
  ________________________________________________
  (Printed Name of Agency)              (Code No.)


---------------------------------------     -----------------------------------
 (Signature of Agent)                        (Address of Agency)
                                            (  )                ( )
---------------------------------------     -----------------------------------
 (Printed name of Agent)    (Code No.)       (Agent Phone Number) (Agency Phone
                                                                      Number)

AGENT: Do you have any reason to believe the contract applied for is to replace or change any existing annuities or life insurance on the life of the proposed insured? _____YES_____NO

AIG Life Insurance Company                                P.O. Box 667
                                                          One Alico Plaza
                                                          Wilmington, DE  19899

                   RECEIPT FOR CONDITIONAL TEMPORARY INSURANCE

In exchange for the completion of the application and the payment of the premium required by this receipt as shown below, AIG Life Insurance Company ("Company") will provide insurance prior to the issuance of the policy, upon the following terms:

No insurance will be provided under this receipt unless all Requirements shown below are first fulfilled during the lifetime of the proposed insured, and within 60 days from the date Conditional Temporary Insurance starts. If all Requirements are not so met, or the proposed insured dies by suicide, the liability of the Company shall be limited to a refund to the applicant of the premium paid with this receipt. This receipt provides no insurance for riders or additional benefits.

Requirements.  The following must all be fulfilled  before insurance will start:
(1) All questions in the application(s) have been fully answered with no material misrepresentation; (2) Question No 8a is answered "NO"; (3) A first premium equal to the greater of (a) the full modal premium or (b) at least two months premium for the plan and insurance amount applied for has been received by the Company; (4) All medical examination and tests required by the Company's published underwriting rules according to the age and insurance amount applied for have been completed; (5) The proposed insured is acceptable to the Company under its rules and practices for the plan and insurance amount applied for, at the rate class applied for or a lesser premium, as of the date the Company receives all of its medical requirements.

When Conditional Temporary Insurance Starts. If the Requirements have been fulfilled, this Receipt will provide insurance beginning with the later of (1) the date of the application; or (2) the date all medical examination and tests have been completed.

Death Benefit Amount Limit. The total amount of insurance provided by this receipt, and the total in the aggregate of this and all other similar receipts on the life of the proposed insured pending with the Company, is limited to the lesser of: (1) the initial death benefit of the insurance applied for in the application; or (2) $500,000. The death benefit will be paid to the beneficiary named in the application.

When Conditional Temporary Insurance Ends. Insurance provided by this receipt ends on the earliest of the following: (1) The date of the policy applied for is issued as applied for (2) The date the Company mails to the applicant at the address on the application, a notice that the application has been declined; (3) 60 days after the date Conditional Temporary Insurance starts under this receipt; (4) The date the applicant receives an offer from the Company to issue the policy other than as applied for. If the insurance coverage ends under (2),
(3) or (4) above, the premium paid with this receipt will be refunded. In no event will insurance be in effect under both this receipt and any policy issued on the basis of the application.

Payment Terms. The required premium will not be considered paid unless any check, draft, money order or other form of payment is paid in accordance with its terms. All premium checks must be made payable to the Company. Do not leave the payee blank.

No agent may alter or waive any part of this receipt.

Receipt of $ _______ is hereby acknowledged this _____ day of ________, 19___
-------------------------------------------------------------
(Signature of Agent)
-------------------------------------------------------------------------------

                         NOTICE TO APPLICANT - PART ONE

In order to properly underwrite and administer your insurance program, AIG Life Insurance Company (we, our) and our reinsurers will rely heavily on information provided by you. We may also ask for medical or other information about you from others, such as medical professionals who have treated you and the Medical Information Bureau, Inc. In some situations, and in compliance with applicable law, we may disclose necessary items of information to third parties without your specific authorization. Upon written request, you may have access to the information in your life. You also have the right to seek correction of information you believe to be inaccurate.

In making this application for insurance, it is understood that an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends, or others with whom you are acquainted. This inquiry includes information as to your character, general reputation, personal characteristics, and mode of living. You have the right to make a written within a reasonable period of time to receive additional information about the nature and scope of this investigation. You also have the right to request to be interviewed in connection with the preparation of such report. You may receive a copy of the report upon written request.

                         NOTICE TO APPLICANT - PART TWO

Information regarding your insurability will be treated as confidential. We may, however, make a brief report thereon to the Medical Information Bureau, Inc., a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with information in its file. We or our reinsurers may also release information in our files to other insurance companies to which you may apply for life or health insurance or to which a claim for benefits may be submitted.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is: P.O. Box 105, Essex Station, Boston, MA 02112, telephone number (617) 426-3660. If you would like to receive a more detailed explanation of our procedures and your rights, please send your request to: The Director of Underwriting, AIG Life Insurance Company, P.O. Box 667, Wilmington, DE 19899.